UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2015

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Keryx Biopharmaceuticals, Inc. announced on January 11, 2015, it will be transitioning the role of Chief Executive Officer from Ron Bentsur to its current Chief Operating Officer, Greg Madison. Mr. Bentsur has led Keryx for the past 5 years, culminating in U.S. Food and Drug Administration approval and year-end 2014 launch of Auryxia™ (ferric citrate). Mr. Madison joined Keryx in February 2014 as Chief Operating Officer to transition the Company from a development-stage organization into a fully integrated commercial entity, bringing to Keryx a wealth of relevant expertise in both the phosphate binder and iron deficiency anemia markets. Mr. Madison has been appointed President of Keryx and will work with Mr. Bentsur to ensure a successful leadership transition by the end of May, when Mr. Bentsur’s contract expires. A copy of the press release is being filed as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Keryx Biopharmaceuticals, Inc. Press Release, dated January 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: January 12, 2015

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Keryx Biopharmaceuticals, Inc. Press Release, dated January 11, 2015.